UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report	September 14, 2010
(Date of earliest event reported)	(September 13, 2010)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2010, Liberty National Life Insurance Company (“Liberty”), a subsidiary of Torchmark Corporation (“Torchmark”), United Investors Life Insurance Company (“UILIC”), Protective Life Insurance Company (“Protective”) and, for certain limited purposes, Torchmark entered into the Stock Purchase Agreement dated as of September 13, 2010 by and among Protective, UILIC, Liberty and Torchmark (the “Agreement”) pursuant to which Protective will purchase 100% of the issued and outstanding common stock of UILIC from Liberty. The purchase price will be approximately $186,000,000 in excess of UILIC’s adjusted statutory capital and surplus as of the closing date of the transaction. Had the transaction closed on June 30, 2010, the purchase price would have been approximately $316,000,000 based on adjusted capital and surplus of $130,000,000 after the anticipated pre-closing extraordinary dividend of approximately $332,000,000 from UILIC to Liberty discussed below in item (3). The Agreement provides that on or prior to closing, subject to receipt of all requisite consents and approvals, (1) UILIC will cede on a 100% indemnity coinsurance basis specified blocks of its business (“Retained Insurance Business”) to Liberty or an affiliate of Liberty and Liberty or one of its affiliates will be appointed to administer on UILIC’s behalf the Retained Insurance Business pursuant to a Coinsurance and Administrative Services Agreement; (2) UILIC will enter into a Coinsurance Termination, Commutation and Release Agreement with an affiliated Torchmark entity, United American Insurance Company (“UA”) pursuant to which the Annuity Coinsurance Agreement effective as of January 1, 1997 between UILIC and UA will be terminated and commuted; (3) UILIC will pay an extraordinary dividend to Liberty of approximately $332,000,000, primarily through the transfer of affiliated stock investments and below investment grade portfolio securities to Liberty; and (4) UILIC will assign to Liberty or any designated affiliate of Liberty all of its obligations and/or liabilities with respect to Employee Benefit Plans maintained by Liberty or any of its ERISA Affiliates.

The purchase of UILIC by Protective is not subject to any financing contingencies. Completion of the purchase and closing of the transaction, which is expected to occur on and be effective December 31, 2010, is conditioned upon receipt of the required insurance department approvals, including that of the Nebraska Department of Insurance, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Liberty and Protective will enter into a transition services agreement pursuant to which certain services and assistance on a transitional basis will be provided for a period of time following the closing.

The foregoing description is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the Agreement that is attached as an exhibit to this Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

None.

(b) Pro forma financial information.

None.

(a) Shell company transactions.

None.

(b) Exhibits.

(99.1)	Stock Purchase Agreement dated as of September 13, 2010 by and among Protective Life Insurance Company, United Investors Life Insurance Company, Liberty National Life Insurance Company and Torchmark Corporation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: September 14, 2010	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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